Exhibit 10.10

PROMISSORY NOTE

US$20,000	January 13, 2006

                FOR VALUE RECEIVED, the undersigned, Surge Enterprises, Inc. (the “Borrower”), promises to pay to the order of Troy Mutter (the “Lender”), of Victoria, British Columbia, the principal sum of twenty thousand ($20,000) DOLLARS (the “Principal”) in lawful currency of the United States.

No interest shall be payable on the Principal. The Principal shall be payable on demand, provided that the Lender shall not demand payment prior to January 13, 2007.

The Borrower, when not in default hereunder, shall have the privilege of prepaying in whole or in part the Principal remaining unpaid and outstanding at any time or times without notice or bonus.

The recording by the Lender in its accounts of principal amounts owing by the Borrower and repayments shall, in the absence of manifest mathematical error, be prima facie evidence of the same; provided that the failure of the Lender to record the same shall not affect the obligation of the Borrower to pay such amounts to the Lender.

Presentment, protest, notice of protest and notice of dishonour are hereby waived.

This Note shall be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF the Borrower has caused this Note to be executed by its duly authorized signatory.

SURGE ENTERPRISES, INC.

Per: /s/ Troy Mutter

Authorized Signatory